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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 Current Report
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 18, 2003

                         Commission File Number 1-14222

                         SUBURBAN PROPANE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

            Delaware                                          22-3410353
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                                240 Route 10 West
                            Whippany New Jersey 07981
                                 (973) 887-5300

               (Address, including zip code and telephone number,
              including area code, of principal executive offices)




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits. The following exhibits are filed herewith:

          99.1 Press Release of Suburban Propane Partners, L.P. dated December 18, 2003, announcing that it has priced $175 million aggregate principal amount of 6.875% senior unsecured notes due 2013 in a private placedment to eligible purchasers.

          99.2 Press Release of Suburban Propane Partners, L.P. dated December 18, 2003, announcing that the underwriters have exercised their over-allotment option to purchase from the Partnership an additional 390,000 Common Units, at a price of $30.90 per Common Unit.

          99.3 Press Release of Suburban Propane Partners, L.P. dated December 18, 2003, announcing that the United States Bankruptcy Court for the Northern District of New York has approved the bid of its operating partnership, Suburban Propane, L.P. to acquire substantially all of the assets of Agway Energy Products, LLC, Agway Energy Services, Inc., and Agway Energy Services PA, Inc.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 18, 2003


                             SUBURBAN PROPANE PARTNERS, L.P.


                             By:    /s/ Michael J. Dunn, Jr.
                                    ----------------------------------------
                                    Name: Michael J. Dunn, Jr.
                                    Title: Senior Vice President - Corporate
                                             Development



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                                    EXHIBITS


Exhibit No.         Exhibit
----------          -------

99.1 Press Release of Suburban Propane Partners, L.P. dated December 18, 2003, announcing that it has priced $175 million aggregate principal amount of 6.875% senior unsecured notes due 2013 in a private placement to eligible purchasers.

99.2 Press Release of Suburban Propane Partners, L.P. dated December 18, 2003, announcing that the underwriters have exercised their over-allotment option to purchase from the Partnership an additional 390,000 Common Units, at a price of $30.90 per Common Unit.

99.3 Press Release of Suburban Propane Partners, L.P. dated December 18, 2003, announcing that the United States Bankruptcy Court for the Northern District of New York has approved the bid of its operating partnership, Suburban Propane, L.P. to acquire substantially all of the assets of Agway Energy Products, LLC, Agway Energy Services, Inc., and Agway Energy Services PA, Inc.